STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING
AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP  # 126691
                                              Distribution Date         07/25/96
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

                                                                                  SINGLE                TOTAL
Reduction of the Stated Amount of Certificates                                 CERTIFICATE             AMOUNT
Class A-1 Certificates.                                  TW4                       $21.79520645          $563,767.80
Class A-2 Certificates.                                  TX2                        $0.00000000                $0.00
Class A-3 Certificates.                                  TY0                        $9.63151260          $375,845.19
Class A-4 Certificates.                                  TZ7                        $0.00000000                $0.00
Class A-5 Certificates.                                  UA0                        $0.00000000                $0.00
Class A-6 Certificates.                                  UB8                        $0.00000000                $0.00
Class A-7 Certificates.                                  UC6                        $0.00000000                $0.00
Class A-8 Certificates.                                  UD4                        $0.00000000                $0.00
Class A-9 Certificates.                                  UE2                        $0.00000000                $0.00
Class A-10 Certificates.                                 UG7                        $0.00000000                $0.00
Class A-11 Certificates.                                 UH5                        $0.00000000                $0.00
Class A-12 Certificates.                                 UJ1                        $0.00000000                $0.00
Class PO Certificates.                                   UK8                        $0.85577670               $60.61
Class X Certificates.                                    UL6                                N/A                  N/A
Class AR Certificates.                                   UM4                        $0.00000000                $0.00
Class B-1 Certificates.                                  UN2                        $0.62809660            $7,254.11
Class B-2 Certificates.                                  UP7                        $0.62809574            $3,627.05
Class B-3 Certificates.                                  UQ5                        $0.62809758            $2,418.04
Class B-4 Certificates.                                                             $0.62809907            $1,047.82
Class B-5 Certificates.                                                             $0.62810001              $483.61
Class B-6 Certificates.                                                             $0.62809611            $1,289.62


                                                         Total Amount                                     955,793.85

Aggregate amount of any Principal Prepayments                                                             797,553.24


Amount of distribution representing interest.     SINGLE                TOTAL
                                               CERTIFICATE             AMOUNT
Class A-1 Certificates.                        $4.78831385          $123,857.38
Class A-2 Certificates.                        $5.79166657          $152,821.81
Class A-3 Certificates.                        $7.11552661          $277,665.26
Class A-4 Certificates.                        $5.87499990          $142,313.06
Class A-5 Certificates.                        $6.00000000          $124,481.70
Class A-6 Certificates.                        $6.20833333          $127,871.80
Class A-7 Certificates.                        $6.25000000           $85,752.50
Class A-8 Certificates.                        $6.25000000           $76,656.25
Class A-9 Certificates.                        $6.25000000           $88,550.00
Class A-10 Certificates.                       $6.25000000           $44,531.00
Class A-11 Certificates.                       $6.25000000          $120,593.75
Class A-12 Certificates.                       $6.25000000           $46,875.00
Class PO Certificates.                         $0.00000000                $0.00
Class X Certificates.                          $0.66416131          $167,980.95
Class AR Certificates.                         $0.00000000                $0.00
Class B-1 Certificates.                        $6.24256041           $72,097.54
Class B-2 Certificates.                        $6.24256041           $36,048.77
Class B-3 Certificates.                        $6.24256062           $24,032.51
Class B-4 Certificates.                        $6.24256102           $10,414.09
Class B-5 Certificates.                        $6.24255640            $4,806.50
Class B-6 Certificates.                        $6.24255803           $12,817.35

                          Total Amount                              1,740,167.22



Amount of interest shortfall                                                0.00

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

Stated Amount of Certificates after this Distribution
                                                             ORIGINAL             SINGLE                TOTAL
                                                             BALANCE           CERTIFICATE             AMOUNT

Class A-1 Certificates.                                     25,866,596.00         $862.20121426       $22,302,210.48
Class A-2 Certificates.                                     26,386,500.00       $1,000.00000000       $26,386,500.00
Class A-3 Certificates.                                     39,022,447.00         $939.10538286       $36,646,190.03
Class A-4 Certificates.                                     24,223,500.00       $1,000.00000000       $24,223,500.00
Class A-5 Certificates.                                     20,746,950.00       $1,000.00000000       $20,746,950.00
Class A-6 Certificates.                                     20,596,800.00       $1,000.00000000       $20,596,800.00
Class A-7 Certificates.                                     13,720,400.00       $1,000.00000000       $13,720,400.00
Class A-8 Certificates.                                     12,265,000.00       $1,000.00000000       $12,265,000.00
Class A-9 Certificates.                                     14,168,000.00       $1,000.00000000       $14,168,000.00
Class A-10 Certificates.                                     7,124,960.00       $1,000.00000000        $7,124,960.00
Class A-11 Certificates.                                    19,295,000.00       $1,000.00000000       $19,295,000.00
Class A-12 Certificates.                                     7,500,000.00       $1,000.00000000        $7,500,000.00
Class PO Certificates.                                          70,824.55         $997.49804270           $70,647.35
Class X Certificates.                                      252,921,913.00         $976.37440051      $246,946,481.18
Class AR Certificates.                                             100.00           $0.00000000                $0.00
Class B-1 Certificates.                                     11,549,354.00         $998.18150781       $11,528,351.59
Class B-2 Certificates.                                      5,774,677.00         $998.18150868        $5,764,175.80
Class B-3 Certificates.                                      3,849,784.00         $998.18150577        $3,842,783.19
Class B-4 Certificates.                                      1,668,240.00         $998.18150866        $1,665,206.32
Class B-5 Certificates.                                        769,957.00         $998.18150884          $768,556.84
Class B-6 Certificates.                                      2,053,220.80         $998.18151560        $2,049,487.05

                                                                                          Total      $250,664,718.65

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The Pool Stated Principal Balance for the following         $250,664,718.65
Distribution Date


Amount of the Master Servicing Fees paid to or                    22,845.02
retained by the Master Servicer with respect to such Distribution Date



Pass-Through Rate for each Class of Certificates
Class A-1 Certificates.                                           6.500000%
Class A-2 Certificates.                                           6.950000%
Class A-3 Certificates.                                           9.000000%
Class A-4 Certificates.                                           7.050000%
Class A-5 Certificates.                                           7.200000%
Class A-6 Certificates.                                           7.450000%
Class A-7 Certificates.                                           7.500000%
Class A-8 Certificates.                                           7.500000%
Class A-9 Certificates.                                           7.500000%
Class A-10 Certificates.                                          7.500000%
Class A-11 Certificates.                                          7.500000%
Class A-12 Certificates.                                          7.500000%
Class PO Certificates.                                            0.000000%
Class X Certificates.                                             0.813143%
Class AR Certificates.                                            0.000000%
Class B-1 Certificates.                                           7.500000%
Class B-2 Certificates.                                           7.500000%
Class B-3 Certificates.                                           7.500001%
Class B-4 Certificates.                                           7.500001%
Class B-5 Certificates.                                           7.499996%
Class B-6 Certificates.                                           7.499998%

Amount of  Advances  included  in the  distribution  on           42,398.48
such Distribution Date

Aggregate  amount of Advances  outstanding as of the
close of business on such Distribution Date.                      48,128.45


The number and aggregate principal amounts of Mortgage Loans delinquent

30 to 59 days                              32                $4,622,148.38
60 to 89 days                               6                  $691,512.09
90 or more                                  0                        $0.00
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The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                             0                       $0.00

                   bankruptcy                1                 $153.080.99

The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceeding 12 calender months or all calender months since cut-off date

    (a)   All outstanding Mortgage loans on each Due Date
    (b)   Delinquent 60 days or more on each of the Due Dates


Loan number and Stated Principal Balance of any               0
Mortgage loan that became an REO Property during the preceding calendar month


Total number and principal balance of any REO                 0          $0.00
Properties as of the close of business on the Determination Date preceding such Distribution Date.

Aggregate amount of Realized Losses incurred during                      $0.00
the preceding calendar month.

Aggregate amount of Realized Losses through                              $0.00
Distribution Date

Special Hazard Loss Coverage Amount                               2,566,523.00
Required Fraud Loss Coverage Amount                               7,699,569.00
Current Bankruptcy Loss Coverage Amount                             100,000.00